UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

225 Liberty Street

New York, New York 10281

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 2, 2019, Chinos Holdings, Inc. (“Parent”), the ultimate parent of J. Crew Group, Inc. (the “Company”), and certain of Parent’s subsidiaries (collectively, the “J.Crew Parties”) entered into an agreement (the “Transaction Support Agreement”) relating to a series of transactions (together, the “Transactions”) with (i) certain holders (such holders, the “Ad Hoc Creditors”) of over a majority of term loans (the “Term Loans”) under that certain Amended and Restated Credit Agreement, dated March 5, 2014, among certain J.Crew Parties, the lenders party thereto, and Wilmington Savings Fund Society, FSB as successor administrative agent (the “Term Loan Agreement”) and (ii) TPG Chinos, L.P., TPG Chinos Co-Invest, L.P., Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and LGP Chino Coinvest LLC (collectively, the “Sponsors”).

The Transaction Support Agreement contemplates the J.Crew Parties conducting a series of transactions, including, among other things:

•	the formation by Parent of a Delaware limited liability company ("Chinos SPV"), to be operated and managed pursuant to an operating agreement;
•

the consummation of a series of transactions (the “Separation Transactions”) reorganizing the corporate structure of Parent and its subsidiaries and separating the Company’s J.Crew and Madewell businesses, including, among other things:

o

the distribution of the entities operating the Madewell business to Parent, the contribution by Parent of the entities holding and operating the J.Crew business to a newly formed subsidiary (“J.Crew NewCo”) such that, after such distribution and contribution, (i) the only remaining business of Parent would be the Madewell business and (ii) the J.Crew business would be operated by J.Crew NewCo and its subsidiaries (in connection with the Separation Transactions, Parent would be renamed Madewell Group, Inc. and is referred to herein for periods following the Transactions as “Madewell Group”);

o	the distribution of (i) all of the voting common stock of J.Crew NewCo to the common stockholders of Parent and (ii) non-voting common stock J.Crew NewCo to certain executives of the Company;
o	the merger of J.Crew Newco and Madewell Group into separate merger subsidiaries of Chinos SPV;
o

the conversion of outstanding shares of series A preferred stock issued by Parent (the "Series A Preferred Stock") and Series B Preferred Stock of Parent ("Series B Preferred Stock") into shares of new Series C preferred issued by Chinos SPV; and

o

the conversion of outstanding common and restricted stock of Madewell Group not held by Chinos SPV into common units of Chinos SPV (the “New SPV Common Units”) and restricted common units of Chinos SPV, respectively.

Immediately after these Separation Transactions have occurred, and immediately prior to the closing of the Madewell IPO (defined below), each of J.Crew Newco and Madewell Group would be direct, wholly owned subsidiaries of Chinos SPV (other than, with respect to J.Crew Newco, the non-voting common stock distributed to certain executives of the Company).

•

The exchange (the "Term Loan Exchange") of a portion of outstanding Term Loans (the "Exchanged Term Loans") for (i) new A-1 senior secured notes (the "New SPV A-1 Senior Secured Notes") issued by Chinos SPV and, (ii) with respect to any Exchanged Terms Loans for which valid joinders to the Transaction Support Agreement are executed and delivered to the Company by December 10, 2019, New SPV Common Units.

•

The purchase by the Sponsors, their affiliates or their designees of (i) New SPV A-1 Senior Secured Notes and new A-2 senior secured notes issued by Chinos SPV (the "New SPV A-2 Senior Secured Notes") and (ii) New SPV Common Units.

•

The formation by Chinos SPV of a subsidiary ("BD Holdco") whose sole purpose is to hold new Series B preferred units issued by Chinos SPV ("New SPV Series B Preferred Units") and new Series D preferred units issued by Chinos SPV ("New SPV Series D Preferred Units") as collateral support for the 13.00% senior secured notes due 2021 (the "IPCo Notes").

•

The entry into a contribution agreement, pursuant to which BD Holdco will contribute all of the cash distributions it receives in respect of the New Series B Preferred Units and New Series D Preferred Units held by it to Brand, if and when received, until such time that the New Series B Preferred Units and New Series D Preferred Units are paid in full or the IPCo Notes are paid in full.

•	The adoption by Parent of amended certificates of designation with respect to the Series A Preferred Stock and Series B Preferred Stock to facilitate the Transactions.
•	The entry into supplemental indentures to the indentures for the IPCo Notes to effectuate the Transactions.
•	The adoption of a registration rights agreement with respect to the equity of Madewell Group held by Chinos SPV.
•

After and contingent upon the occurrence of the closing of the Transactions, the funding of cash in an amount equal to the remaining interest payments on the IPCo Notes as of the closing date of the Transactions (including any accrued and unpaid interest) into a restricted cash account held by the Company, subject to a perfected, first priority lien and account control agreement.

•	The pledge and perfection of J.Crew NewCo's equity and Madewell Group equity held by Chinos SPV for the benefit of the holders of New SPV A-1 Secured Notes and New SPV A-2 Secured Notes.
•

The initial public offering of the common stock of Madewell Group and the use of proceeds thereof to facilitate the Transactions, including (i) the repayment of Term Loans and (ii) the repayment in full and termination of all obligations under the Company's existing asset-backed loan facility governed by that certain Credit Agreement, dated March 7, 2011 among certain J.Crew Parties, the lenders party thereto and Bank of America, N.A. as administrative agent.

•	The entry by (i) J.Crew NewCo into a new asset-based revolving credit facility and (ii) Madewell Group into a new term loan facility and a new asset-based revolving credit facility.
•

The entry by Chinos SPV, Parent and certain of its direct and indirect subsidiaries into a release agreement (the "Release Agreement") with the other parties to the Transaction Support Agreement whereby all parties agree to the mutual and consensual release between the parties to the Release Agreement of certain claims, as of the closing date of the Transactions.

•

The entry by J.Crew Newco and Madewell Group into a transition services agreement and other related agreements, including a separation and distribution agreement, a tax matters agreement and an employee matters agreement, pursuant to which J.Crew NewCo and its subsidiaries operating the J.Crew business will continue to provide Madewell Group with certain administrative capabilities for specified periods of time following the Transactions.

Each of the Transactions is on terms and conditions as set forth in the Transaction Support Agreement and the exhibits thereto. The closing of each of the Transactions, including the Madewell IPO, is conditioned upon the closing of the other Transactions and will be deemed to occur contemporaneously. The Transaction Support Agreement contains certain representations, warranties and other agreements by the J.Crew Parties, the Ad Hoc Creditors and the Sponsors. The parties’ obligations thereunder are subject to various conditions and termination provisions as set forth therein. The Transaction Support Agreement terminates if the Transactions, including the Madewell IPO, have not closed by March 18, 2020. Accordingly, there can be no assurance if or when the J.Crew Parties will consummate the transactions contemplated by the Transaction Support Agreement. In connection with the Transaction Support Agreement, the Ad Hoc Creditors will be indemnified on the terms set forth therein, and will also receive customary consideration, such as reimbursement of counsel expenses.

The foregoing description of the Transaction Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company is filing as Exhibit 99.1 a presentation made by the Company to the holders of the Term Loans in connection with the Term Loan Exchange. The information contained under Item 7.01 in this Current Report on Form 8-K (this “Report”), including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain statements herein and in the exhibits attached hereto, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the J.Crew Parties’ current expectations or beliefs concerning future events, and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the announced Transactions including risks that the Transactions may not be consummated on the terms set forth in the Transaction Support Agreement or in the time frame anticipated or at all, or, if the Transactions are consummated, risks that the anticipated benefits of the Transactions may not be achieved, the Company’s substantial indebtedness, its substantial lease obligations, its ability to anticipate and timely respond to changes in trends and consumer preferences, the strength of the global economy, competitive market conditions, its ability to attract and retain key personnel, its ability to successfully develop, launch and grow its newer concepts and execute on strategic initiatives, product offerings, sales channels and businesses, its ability to implement its growth strategy, material disruption to its information systems, compromises to its data security, its ability to maintain the value of its brands and protect its trademarks, its ability to implement its real estate strategy, changes in demographic patterns, adverse or unseasonable weather or other interruptions in its foreign sourcing, customer call, order fulfillment or distribution operations, increases in the demand for or prices of raw materials used to manufacture its products, trade restrictions or disruptions, if the Transactions are not consummated, the Company’s continued exploration of strategic alternatives to maximize the value of the Company and the risk that such exploration may not lead to a successful transaction and other factors which are set forth in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and in all filings with the SEC made subsequent to the filing of the Form 10-K. Because of the factors described above and the inherent uncertainty of predicting future events, the Company cautions you against relying on forward-looking statements. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Transaction Support Agreement
99.1	Lender Presentation

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished as a supplement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: December 2, 2019	By:	/s/ VINCENT ZANNA
Vincent Zanna
Chief Financial Officer and Treasurer

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